Exhibit 10.53

AMENDMENT ONE

TO THE

TORCHMARK CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Pursuant to Section 9.1 of the Torchmark Corporation Supplemental Executive Retirement Plan as established effective January 1, 2007 (the “Plan”), Torchmark Corporation (the “Company”) hereby amends the Plan, effective January 1, 2007, as follows:

1.	Section 2.5 of the Plan is replaced in its entirety and shall read as follows:

2.5 Beneficiary shall mean the person or persons designated to receive (a) pre-retirement death benefits payable under Article 5 of this Plan or (b) payments remaining under a period certain of 10 or 20 years option at the Participant’s death. A Participant shall have the right to change his Beneficiary at any time, whether before or after benefit commencement, including a Participant who has elected a Joint and Contingent Survivor Annuity with a period certain of 10 or 20 years. If a Participant fails to designate a Beneficiary, then his Beneficiary shall be the Participant’s surviving spouse, if one, or if not, the Participant’s estate.

2.	Section 2.15 of the Plan is replaced in its entirety and shall read as follows:

2.15 Joint and Contingent Survivor Annuity shall mean an Actuarially Equivalent annuity payable monthly during the lifetime of the Participant with either 50%, 66 2/3% or 100% of such amount continuing after the Participant’s death for the lifetime of the Participant’s Contingent Joint Annuitant. A Participant may elect to add a period certain of either 10 or 20 years in which event no reduction in payments will be made for the longer of the 10 or 20 year period or the period during which both the Participant and the Contingent Joint Annuitant (who may or may not be the same person as the Beneficiary) remain alive.

3.	New Section 2.27 is added to the Plan and shall read as follows:

2.27 Contingent Joint Annuitant shall mean the person or persons designated to receive any survivor annuity benefit payable under this Plan after the death of a Participant receiving benefits in the form of a Joint and Contingent Survivor Annuity. A Participant who has elected a Joint and Contingent Survivor Annuity shall not have the right to change his Contingent Joint Annuitant except as provided in Section 4.5 hereof. In no event may the Contingent Joint Annuitant for a Joint and Survivor Annuity be changed after benefit commencement. If a Participant fails to designate a Contingent Survivor Annuitant, then his Contingent Survivor Annuitant shall be the Participant’s surviving spouse, if one, or if not, the Beneficiary, if an individual, and if not, the election of a Joint and Contingent Survivor Annuity shall be ineffective.

4.	New Section 2.28 is added to the Plan and shall read as follows:

2.28 Dual Eligible Participant shall mean a Participant who is a participant in the Torchmark Corporation Supplementary Retirement Program.

5.	Section 4.3 is replaced in its entirety and shall read as follows:

4.3 Normal Form of Payment of Retirement Income. The normal form of payment of Retirement Income under this Plan shall be a Single Life Annuity unless the Participant elects an optional form of payment as provided in Section 4.4 below or is a Dual Eligible Participant who elected an optional form of payment under the Torchmark Corporation Supplementary Retirement Plan, in which case such election shall apply to this Plan.

6.	Section 4.4 is replaced in its entirety and shall read as follows:

4.4 Election of Optional Form of Payment of Retirement Income. Instead of the normal form of payment of Retirement Income described in Section 4.3 above, the Participant may elect to receive his benefits in the form of a Joint and Contingent Survivor Annuity or a 10 or 20 Year Certain and Life Income Annuity. Such election must be made no later than the thirtieth (30th) day after the date on which the Participant is designated as being eligible to participate in this Plan. The Joint and Contingent Survivor Annuity or the 10 or 20 Year Certain and Life Income Annuity shall be the Actuarial Equivalent of the Single Life Annuity. A Dual Eligible Participant shall not be permitted to elect an optional form of payment hereunder, but any election of an optional form of payment made under the Torchmark Corporation Supplementary Retirement Plan shall apply to the payment of Retirement Income from this Plan.

7.	Section 4.5 is replaced in its entirety and shall read as follows:

4.5 Modifications to Election. A Participant’s election of an optional form of benefit, or failure to elect an optional form upon initial eligibility shall not be subject to later change or modification except in accordance with the following:

(a) If the Participant elected a Joint and Contingent Survivor Annuity and subsequent to such election, but prior to benefit commencement, the Participant’s Contingent Joint Annuitant shall die or the Participant and Contingent Joint Annuitant shall be divorced, then, at any time prior to the benefit commencement, the Participant shall have the right to designate a new Contingent Joint Annuitant or to change his optional form to a Single Life Annuity or a 10 or 20 Year Certain and Life Income Annuity. Absent an affirmative change by the Participant, the Participant’s benefit shall revert to a Single Life Annuity.

(b) If the Participant elected a Single Life Annuity, and subsequent to such election, but prior to benefit commencement, the Participant shall marry or remarry, then, at any time prior to benefit commencement, the Participant shall have the right to change his election to a Joint and Contingent Survivor Annuity or a 10 or 20 Year Certain and Life Income Annuity, but only if the Contingent Joint Annuitant of such optional form of benefit is the Participant’s new spouse.

8.	New Section 11.16 is added to the Plan and shall read as follows:

11.16 409A. The Plan shall be administered in compliance with Code § 409A, the regulations issued thereunder and guidance related thereto.

Done this the 8th day of November, 2007.

TORCHMARK CORPORATION

By:	/s/ Carol A. McCoy
Its:	Vice President, Associate Counsel and Secretary

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